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                                  Exhibit 10(i)
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                 The Scotts Company Incentive Pay Deferral Plan

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                               THE SCOTTS COMPANY
                           INCENTIVE PAY DEFERRAL PLAN


I.       NAME AND PURPOSE

         The name of this plan shall be The Scotts Company Incentive Pay Deferral Plan. Its purpose is to provide Eligible Employees of The Scotts Company and affiliated companies with the opportunity to defer bonuses under the Executive Annual Incentive Plan otherwise payable to them as employees by the Employer. These benefits are to be provided from the Plan on an unfunded basis and it is intended that the Plan be exempt from the funding, participation, vesting and fiduciary provisions of Title I of ERISA.


II.      DEFINITIONS

         The following terms will have the meanings provided below:

         "Additions" means the credits applied to Deferred Compensation Accounts as provided in Section IV hereof.

         "Administrative Committee" means the administrative committee appointed by the Board to administer the tax qualified retirement plans which are also sponsored by the Employer.

         "Beneficiary" means the person or persons designated in writing as such and filed with the Administrative Committee at any time by a Participant. Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary), but only the last designation on file with the Administrative Committee shall be effective.

         "Board" means the Board of Directors of The Scotts Company.

         "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

         "Deferral Notice" means an Eligible Employee's election, on a form prescribed by the Administrative Committee, to defer Incentive Pay.

         "Deferred Compensation Account" means the separate Deferred Compensation Account established for each Participant pursuant to Section IV of the Plan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

         "Effective Date" means September 3, 1997.

         "Eligible Employee" has the meaning specified in Section III of the Plan.

         "Employee" means an individual employed as a common law employee of the Employer.

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         "Employer" means The Scotts Company and affiliates of The Scotts
Company.

         "Incentive Pay" means, with respect to each Participant, any bonus under the Executive Annual Incentive Plan.

         "Participant" has the meaning specified in Section III of the Plan.

         "Plan" means The Scotts Company Incentive Pay Deferral Plan, as reflected in this document, as the same may be amended from time to time after the Effective Date.

         "Plan Year" means the calendar year.


III.     PARTICIPANTS

         Each Employee who is an executive in Band G or above shall be eligible to participate in the Plan and shall be treated as an "Eligible Employee". Each Eligible Employee who elects to participate in the Plan pursuant to Section IV hereof shall be designated a "Participant" in the Plan. A Participant shall continue to participate in the Plan until his status as a Participant is terminated by: (a) a complete distribution of his Deferred Compensation Account pursuant to the terms of the Plan; (b) termination of the Plan; or (c) written directive of the Administrative Committee.


IV.      DEFERRED COMPENSATION ACCOUNTS

         A. Establishment of Deferred Compensation Accounts. The Administrative Committee will establish a Deferred Compensation Account for each Participant.

         B. Election of Participant. With respect to each Plan Year, an Eligible Employee may elect to have a percentage or a flat dollar amount of his Incentive Pay which is to be awarded to him by the Employer for the Plan Year in question allocated to his Deferred Compensation Account and paid on a deferred basis pursuant to the terms of the Plan. To exercise such an election for any Plan Year, within thirty (30) after the Executive Annual Incentive Plan is finalized for the Plan Year, the Eligible Employee must advise the Employer of his election, in writing, on a form prescribed by the Administrative Committee (a "Deferral Notice"). Notwithstanding the preceding sentence, in the first year of the Plan, an Eligible Employee may complete a Deferral Notice at any time before September 20, 1997. Such Deferral Notice shall apply only to Incentive Pay payable to the Participant after the date on which the Deferral Notice is received by the Administrative Committee. If an Eligible Employee terminates employment or changes to an employment status other than an Eligible Employee, his election to defer Incentive Pay shall terminate and no additional amounts shall be deferred.

         C. Employer Contributions. Each time a Deferral Notice is submitted to the Administrative Committee in accordance with Section IV.B. above, during the next Plan Year (or, in the initial Plan Year, during the period specified in Section IV.B), the Employer will allocate to the Participant's Deferred Compensation Account the percentage or dollar amount of Incentive Pay specified in the Deferral Notice.

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         D. Adjustment of Account Balances. A Participant shall designate (on such form or by such method as may be satisfactory to the Administrative Committee) the portion of his Deferred Compensation Account to be treated as credited to each of the investment funds that may be offered by the Administrative Committee in its discretion. Such designation shall specify the percentages to be treated as credited to each investment fund offered. A designation may be changed by the Participant as of any business day and shall remain in effect until changed by another designation under this Section. As of each business day, the Administrative Committee shall credit or debit the balance in the Participant's Deferred Compensation Account with Additions which shall mirror the appreciation or depreciation experienced by those investment funds to which the Participant's Deferred Compensation Account is credited. The crediting or debiting of Additions shall occur so long as there is a balance in the Participant's Deferred Compensation Account regardless of whether the Participant has terminated employment with the Employer or has died. The Administrative Committee may prescribe any reasonable method or procedure for the accounting of Additions.

         E. FICA. Deferrals and Additions shall be taken into account as "wages" for purposes of the employment taxes imposed by the Federal Insurance Contributions Act in accordance with regulations promulgated by the Internal Revenue Service.


V.       METHOD OF DISTRIBUTION OF DEFERRED COMPENSATION

         A. Time of Payment. Distribution of a Participant's Deferred Compensation Account shall commence within thirty (30) days of the earlier of
(i) the date specified by the Participant in the Deferral Notice delivered to the Administrative Committee at the time the deferral election is made; or (ii) the date of the Participant's termination of employment with the Employer due to resignation, retirement, death or otherwise.

         B. Method of Distribution. A Participant's Deferred Compensation Account shall be distributed to the Participant either in a single lump sum payment or in equal annual installments over a period less than ten (10) years. To the extent that a Deferred Compensation Account is distributed in installment payments, the undisbursed portions of such account shall continue to be credited with Additions in accordance with the applicable provisions of Section IV.D. In addition, if, as of any business day after the date described in Section V.A., the amount allocated to a Participant's Deferred Compensation Account is less than $5,000, the Administrative Committee shall pay such amount to the Participant and reduce the balance of his Deferred Compensation Account to zero. The method of distribution shall be elected by the Participant in the Deferral Notice delivered to the Administrative Committee at the time the deferral election is made. All distributions under the Plan shall be made in cash.

         C. Death Benefit. Upon the death of a Participant (either before or after payment of benefits have commenced under this Section V), his Deferred Compensation Account shall be paid to the Beneficiary designated by the Participant. If there is no designated Beneficiary or no designated Beneficiary surviving at a Participant's death, payment of the Participant's Deferred Compensation Account shall be made to the Participant's estate in a single lump sum payment. In the event of a Participant's death after distribution of his Deferred Compensation Account has begun, to the extent that there is a surviving Beneficiary, payment of such account shall continue in the form of distribution in effect prior to the Participant's death. If a Participant dies prior to the commencement of distribution of his Deferred Compensation Account, his Beneficiary, if any, shall receive distribution of such account in

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the form of distribution previously elected by the Participant in his Deferral
Notice. If a Beneficiary begins to receive any payment pursuant to this Section V.C. and dies prior to the time that all amounts have been distributed, any remaining amount shall be paid in a single lump sum payment to the estate of the Beneficiary.

         D. Taxes. In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the Administrative Committee shall deduct such amounts from such payments and shall transmit the withheld amounts to the appropriate taxing authority.


VI.      BENEFIT PLANS

         The amount of each Participant's Incentive Pay that he elects to defer under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of such Participant's benefits or contributions under any employee benefit plan maintained by the Employer, including, but not limited to, any pension plan or retirement plan (qualified under Section 401(a) of the Code), the amount of life insurance payable under any life insurance plan or the amount of any disability benefit payments payable under any disability plan, except to the extent specifically provided in any such plan.


VII.     PARTICIPANT'S RIGHTS

         Establishment of the Plan shall not be construed as giving any Participant the right to be retained in the Employer's service or employ or the right to receive any benefits not specifically provided by the Plan. A Participant shall not have any interest in the Incentive Pay deferred or Additions credited to his Deferred Compensation Account until such account is distributed in accordance with the Plan. All Incentive Pay deferred or otherwise held for the account of a Participant under the Plan shall remain the sole property of the Employer, subject to the claims of its general creditors and available for its use for whatever purposes are desired. With respect to amounts deferred or otherwise held for the account of a Participant, the Participant is merely a general creditor of the Employer; and the obligation of the Employer hereunder is purely contractual and shall not be funded or secured in any way.

VIII.    [INTENTIONALLY OMITTED.]

IX.      NON-ALIENABILITY AND NON-TRANSFERABILITY

         The rights of a Participant to the payment of deferred compensation as provided in the Plan shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Participant may borrow against his Deferred Compensation Account. No Deferred Compensation Account shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

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X.  ADMINISTRATION

         The Plan shall be administered by the Administrative Committee. The Administrative Committee shall have authority to adopt rules and regulations for carrying out the Plan and to, in its sale and absolute discretion, interpret, construe and implement the provisions hereof. Subject to the provisions of
Section XI below, any decision or interpretation of any provision of the Plan adopted by the Administrative Committee shall be final and conclusive. A Participant who is also a member of the Administrative Committee shall not participate in any decision involving any request made by him or relating in any way solely to his rights, duties and obligations as a Participant under the Plan.


XI.  CLAIMS PROCEDURE

         A. Filing Claims. Any Participant or Beneficiary entitled to benefits under the Plan may file a claim request with the Administrative Committee.

         B. Notification to Claimant. If a claim request is wholly or partially denied, the Administrative Committee will furnish to the claimant a notice of the decision within ninety (90) days in writing and in a manner calculated to be understood by the claimant, which notice will contain the following information:

                  (i)      the specific reason or reasons for the denial;

                  (ii) specific reference to pertinent Plan provisions upon which the denial is based;

                  (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the Plan's claims review procedure describing the steps to be taken by a claimant who wishes to submit his claims for review.

         C. Review Procedure. A claimant or his authorized representative may, with respect to any denied claim:

                  (i) request a review upon a written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

                  (ii)     review pertinent documents; and

                  (iii)    submit issues and comments in writing.

Any request or submission will be in writing and will be directed to the Administrative Committee (or its designee). The Administrative Committee (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

         D. Decision on Review. The Administrative Committee (or its designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing on any matter

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pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits prescribed above, the claim will be deemed denied on review.


XII.  AMENDMENT AND TERMINATION

         The Plan may, at any time or from time to time, be amended, modified or terminated by the Administrative Committee. However, no amendment, modification or termination of the Plan shall, without the consent of the Participant, adversely affect such Participant's rights with respect to amounts then credited to his Deferred Compensation Account.


XIII.  GENERAL PROVISIONS

         A. Controlling Law. Except to the extent superseded by federal law, the laws of the State of Ohio shall be controlling in all matters relating to the Plan, including construction and performance hereof.

         B. Captions. The captions of Sections and paragraphs of this Plan are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions.

         C. Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Administrative Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the Administrative Committee may select, and any such payment shall be deemed to be payment for such person's Deferred Compensation Account and shall be a complete discharge of all liability of the Employer with respect to the amount so paid.

         D. Administrative Expenses. All expenses of administering the Plan shall be borne by the Employer and no part thereof shall be charged against any Participant's account or any amounts distributable hereunder.

         E. Severability. Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

         F. Personal Liability. Except as otherwise expressly provided herein, no member of the Administrative Committee, and no officer, employee, or agent of the Employer shall have any liability to any person, firm or corporation based on or arising out of the Plan except in the case of willful misconduct or fraud.

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XIV.  UNFUNDED STATUS OF THE PLAN

         Any and all payments made to any Participant pursuant to the Plan shall be made only from the general assets of the Employer. All accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Employer. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship. Notwithstanding the foregoing, the Employer may, in its discretion, establish a trust to pay all or a portion of the benefits payable under this Plan, provided that the assets of such trust shall remain, at all times, the assets of the Employer subject to the claims of its creditors.

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